UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

February 11, 2015

Date of Report (Date of Earliest Event Reported)

ADVANCED MICRO DEVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-07882	94-1692300
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

One AMD Place

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices)

(408) 749-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This report provides information regarding the annual cash performance bonuses under the Advanced Micro Devices, Inc. (the “Company”) Executive Incentive Plan (the “EIP”) for the 2014 fiscal year. This report also amends the Current Report filed by the Company on Form 8-K on December 29, 2014, regarding the voiding and rescission of certain awards of restricted stock units and performance-based restricted stock units made in 2014 to Dr. Lisa T. Su, the Company’s President and Chief Executive Officer.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

EIP Bonuses for Fiscal 2014

On February 11, 2015, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of the Company approved the following annual cash performance bonuses under the EIP to the Named Executive Officers (as defined in the Company’s Proxy Statement for the Annual Meeting of Stockholders held on May 8, 2014) listed below:

Named Executive Officers	Annual Cash Performance Bonuses
Devinder Kumar, Senior Vice President and Chief Financial Officer	$169,950
John R. Byrne, Senior Vice President and Former General Manager, Computing and Graphics Business Group	$165,825
Mark D. Papermaster, Chief Technology Officer and Senior Vice President — Technology and Engineering	$181,500
On February 12, 2015, the Board of Directors of the Company (the “Board”) approved the following annual cash performance bonus under the EIP for the Company’s President and Chief Executive Officer:
Lisa T. Su, President and Chief Executive Officer	$248,135

Pursuant to the EIP, the annual cash performance bonuses were based on the Company’s performance during two semi-annual performance periods (i.e., December 29, 2013 to June 28, 2014, the Company’s “First-Half Performance Period” and June 29, 2014 to December 27, 2014, the Company’s “Second-Half Performance Period”) as evaluated against the following pre-established Company-wide financial measures: adjusted non-GAAP net income, revenue, adjusted non-GAAP free cash flow, and adjusted non-GAAP gross margin. The First-Half Performance Period was weighted at 33.0% and the Second-Half Performance Period was weighted at 67.0%. Under the terms of the EIP, the Compensation Committee may in its sole discretion eliminate or reduce any award payable under the EIP.

The annual cash performance bonuses under the EIP for 2014 for the Company’s President and Chief Executive Officer and each of the other Named Executive Officers listed above is 33.0% of their respective 2014 target cash bonus opportunity. The funding and payment of any cash performance bonuses under the EIP for fiscal 2014 was contingent upon the Company having a cash balance (i.e., cash, cash equivalents and marketable securities) of at least $600 million on the last day of each quarter of fiscal 2014. The Company exceeded this cash balance on the last day of each quarter of fiscal 2014. These bonus awards will be paid in March 2015.

The Company intends to provide additional information regarding the annual cash performance bonuses under the EIP in the Company’s proxy statement for the 2015 Annual Meeting of Stockholders of the Company, which is expected to be filed with the Securities and Exchange Commission in March 2015.

In addition, as previously disclosed in a Current Report on Form 8-K/A filed by the Company on October 14, 2014, in October 2014 the Company entered into a Transition, Separation Agreement and Release with Rory P. Read, the Company’s former President and Chief Executive Officer. Under the terms of this agreement, the Company agreed to pay Mr. Read the cash performance bonus he would have received under the EIP for the 2014 fiscal year had his employment not terminated. As a result, on February 12, 2015, the Board approved the cash performance bonus under the EIP for Mr. Read for the 2014 fiscal year of $495,000, which is 33.0% of his 2014 target cash bonus opportunity. This amount will be paid to Mr. Read in March 2015.

President and Chief Executive Officer Replacement Equity Awards

On December 29, 2014, the Company filed a Current Report on Form 8-K disclosing that on December 26, 2014, the full Board, including members of the Compensation Committee, voided and rescinded (a) performance-based restricted stock unit awards granted to Dr. Su on August 12, 2014 and October 31, 2014, covering, in the aggregate, a target number of 1,705,364 shares, and (b) 50,000 of the 173,937 restricted stock units subject to a restricted stock unit award granted to Dr. Su on October 31, 2014 (together, the “Voided Equity Awards”). The action to void and rescind the Voided Equity Awards was taken in response to a stockholder derivative action received by the Company on November 24, 2014 on the grounds that the Company had granted equity awards to Dr. Su during calendar year 2014 in excess of the per calendar year individual share limit in the Company’s 2004 Equity Incentive Plan (as amended, the “2004 Plan”). Rather than litigate this technical issue, the Company believed resolving this technicality quickly was a better solution for the Company and its stockholders.

In voiding and rescinding the Voided Equity Awards, the full Board also determined that the total compensation package provided for in Dr. Su’s employment agreement, including the equity compensation, was appropriate and aligned with stockholders’ interests. Having reaffirmed that the compensation it had promised to Dr. Su was appropriate and reasonable, the full Board determined that the Company intended to return Dr. Su’s equity compensation to the level it should have been prior to the action to void and rescind the Voided Equity Awards at or near the earliest practicable opportunity available to the Company, subject to law and the terms of the 2004 Plan.

On February 12, 2015, the Board approved the following equity awards to Dr. Su having determined that it was now advisable and in the best interest of the Company to grant Dr. Su awards of performance-based restricted stock units and an award of restricted stock units in an effort to partially return Dr. Su’s equity compensation to the level it was prior to the action to void and rescind the Voided Equity Awards, subject to law and the terms of the 2004 Plan:

Named Executive Officer	Restricted Stock Units	Performance-Based Restricted Stock Units (Target Number)
Lisa T. Su, President and Chief Executive Officer	50,000	1,475,000

The Board intends to return the remaining Voided Equity Awards to Dr. Su at or near the earliest practicable opportunity available to the Company, subject to law and the terms of the 2004 Plan.

Restricted Stock Units. The restricted stock units will vest in three equal installments on October 8, 2015, 2016 and 2017.

Performance-Based Restricted Stock Units. The initial number of performance-based restricted stock units that may be earned will be based upon the Company achieving a certain pre-established target level of adjusted non-GAAP operating income plus interest expense over a two-year performance period commencing on January 1, 2014 and ending on December 31, 2015 (the “Performance Period”). Once the initial award amount is determined, the performance-based restricted stock units will then be subject to adjustment based upon a second metric, the Company’s total shareholder return (“TSR”) relative to the TSR of the S&P 500 IT Sector over the Performance Period. If the Company’s TSR for the Performance Period is at or above the 75th percentile, then the Named Executive Officer will earn 125.0% of the initial number of shares. If the Company’s TSR for the Performance Period is above the 25th percentile and below the 75th percentile, a proportionate adjustment between 75.0% and 125.0% is applied to the initial number of shares based on relative performance between the 25th and 75th percentile.

The earned performance-based restricted stock units vest 50.0% upon completion of the Performance Period and 50.0% on the one-year anniversary of the completion of the Performance Period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MICRO DEVICES, INC.

By: /s/ Harry A. Wolin

Name: Harry A. Wolin

Title: Senior Vice President, General Counsel and Secretary

Date: February 18, 2015